Exhibit 99.6

EXECUTION VERSION

RECEIVABLES PURCHASE AGREEMENT

among

CBTS FUNDING LLC,

as Seller,

CBTS TECHNOLOGY SOLUTIONS LLC,

as Servicer,

PNC BANK, NATIONAL ASSOCIATION,

as Buyer,

and

PNC CAPITAL MARKETS LLC,

as Structuring Agent

Dated as of January 31, 2023

TABLE OF CONTENTS

Page

1.	Sale and Purchase.	1

2.	Representations and Warranties	5

3.	Covenants	5

4.	Servicing Activities.	6

5.	Deemed Collections; Repurchase Events; Indemnities and Set-Off.	8

6.	Notices	10

7.	Expenses	11

8.	Interest on Overdue Amounts	11

9.	Governing Law	11

10.	Buyer Liabilities	11

11.	General Provisions	12

12.	Separate Existence	13

13.	Agreement Not to Petition	15

14.	Intercreditor Agreement	15

15.	Structuring Agent	15

Schedule I	-	Form of Purchase Request
Schedule II	-	Account Debtors
Exhibit A	-	Certain Defined Terms
Exhibit B	-	Conditions Precedent for Effectiveness
Exhibit C	-	Representations and Warranties
Exhibit D	-	Covenants
Exhibit E	-	Eligibility Criteria
Exhibit F	-	Servicer Termination Events
Exhibit G	-	Accounts
Exhibit H	-	Credit and Collections Policy

-i-

RECEIVABLES PURCHASE AGREEMENT

This RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is entered into as of January 31, 2023, by and among CBTS FUNDING LLC, a Delaware limited liability company (the “Seller”), CBTS TECHNOLOGY SOLUTIONS LLC, a Delaware limited liability company (“CBTS”), as servicer (in such capacity, the “Servicer”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as buyer (in such capacity, the “Buyer”), and PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as structuring agent.

RECITALS

The Seller desires to sell certain of its Receivables and the corresponding Related Security from time to time, and the Buyer may be willing to purchase from the Seller such Receivables and Related Security, in which case the terms set forth herein shall apply to such purchase.  Each capitalized term used but not defined herein shall have the meaning set forth in, or by reference in, Exhibit A hereto, and the interpretive provisions set out in Exhibit A hereto shall be applied in the interpretation of this Agreement.

Accordingly, the parties hereto agree as follows:

1.          Sale and Purchase.

(a)          Sales of Receivables.  From time to time during the term of this Agreement, the Seller may submit to the Buyer a request in substantially the form of Schedule I attached hereto (a “Purchase Request”) that the Buyer purchase from the Seller the Proposed Receivables described in such Purchase Request as well as the proposed Purchase Date thereof.  The Buyer, in its sole and absolute discretion, may elect to accept or reject a Purchase Request.  If the Buyer, in its sole and absolute discretion, accepts a Purchase Request, then the Buyer shall purchase, and the Seller shall sell, all of the Seller’s right, title and interest (but none of the Seller’s underlying obligations to the applicable Account Debtor) with respect to such Proposed Receivables and Related Security as of the Purchase Date (all such Proposed Receivables, once sold and purchased hereunder, collectively the “Purchased Receivables”); provided, however, that on the Closing Date the Buyer shall purchase from the Seller each Receivable currently outstanding as a “Purchased Receivable” under the Receivables Purchase Agreement, dated as of May 10, 2018, among Cincinnati Bell Funding LLC, as seller, CB, as servicer, and PNC, as buyer, and the Purchase Price for each such Receivable shall equal the Net Invoice Amount thereof.

(b)          UNCOMMITTED ARRANGEMENT. THE SELLER ACKNOWLEDGES THAT THIS IS AN UNCOMMITTED ARRANGEMENT, THAT THE SELLER HAS NEITHER PAID, NOR IS REQUIRED TO PAY, A COMMITMENT FEE OR COMPARABLE FEE TO BUYER NOR IS SELLER REQUIRED TO SUBMIT ANY REQUEST TO SELL ANY RECEIVABLES HEREUNDER.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE SELLER EXPRESSLY AGREES THAT THE BUYER WILL NOT BE OBLIGATED TO PURCHASE ANY RECEIVABLE FROM THE SELLER, AND THE BUYER MAY REFUSE, FOR ANY REASON OR FOR NO REASON, TO PURCHASE ANY RECEIVABLE OFFERED FOR PURCHASE BY THE SELLER REGARDLESS OF WHETHER THE VARIOUS CONDITIONS TO PURCHASE SET FORTH IN THIS AGREEMENT HAVE BEEN SATISFIED.

(c)          Conditions to Effectiveness. This Agreement shall become effective at such time as each of the conditions precedent set forth on Exhibit B to this Agreement has been satisfied to the satisfaction of the Buyer.

(d)          Conditions Precedent to Each Purchase.  The Buyer shall not purchase the Proposed Receivables and Related Security described in a Purchase Request unless:

(i)          the Buyer has received a Purchase Request in substantially the form of Schedule I attached hereto with respect to such Proposed Receivables by no later than 2:00 p.m. (New York time) on the Business Day prior to the applicable Purchase Date, together with any such additional supporting documentation that the Buyer may have reasonably requested;

(ii)          the Buyer has accepted such Purchase Request and notified the Seller thereof;

(iii)          each of the representations and warranties made by the Seller, Servicer and the Performance Guarantor in this Agreement and each of the other Transaction Documents is true and correct in all material respects as of such Purchase Date or, in the case of any representation or warranty that speaks as to a particular date or period, as of that particular date or period;

(iv)          each Proposed Receivable is an Eligible Receivable;

(v)          immediately following the sale and purchase of the Proposed Receivables and Related Security set forth in such Purchase Request, (A) the Outstanding Purchase Amount will not exceed the Maximum Outstanding Purchase Amount and (B) the Outstanding Purchase Amount with respect to the Purchased Receivables payable by any Account Debtor will not exceed such Account Debtor’s Purchase Sublimit; and

(vi)          a Divestiture shall not have occurred.

Each Purchase Request submitted by the Seller shall constitute a representation and warranty that each of the conditions outlined in this Section 1(d) has been or will be satisfied.

(e)          Purchase Price.  The purchase price for each Purchased Receivable and Related Security purchased on any Purchase Date shall equal (i) the Net Invoice Amount of such Purchased Receivable, minus (ii) the Discount (such amount herein referred to as the “Purchase Price”).  Subject to Section 4(l) below, the Buyer shall pay the Purchase Price minus the Deferred Purchase Price Amount (such amount herein referred to as the “Funded Amount”) with respect to each Purchased Receivable and Related Security by depositing the Funded Amount into the Seller’s Account in immediately available funds denominated in USD on the applicable Purchase Date.  For the avoidance of doubt and not in limitation of any other provision of this Agreement, it is understood and agreed that the Deferred Purchase Price Amount represents part of the Purchase Price of its related Purchased Receivable and Related Security and, subject to payment in full by the related Account Debtor with respect to such Purchased Receivable and the Seller’s obligations for Deemed Collections otherwise described in this Agreement, is the property of the Seller.

(f)          True Sale; No Recourse.  Except as otherwise provided in this Agreement, each purchase of Receivables and Related Security hereunder is made without recourse to the Seller and the Seller shall have no liability to the Buyer for the failure of any Account Debtor to pay any Purchased Receivable when it is due and payable under the terms applicable thereto.  The Buyer and the Seller have structured the transactions contemplated by this Agreement as an absolute and irrevocable sale, and the Buyer and the Seller agree to treat each such transaction as a “true sale” for all purposes under Applicable Law and accounting principles, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local) and regulatory and governmental filings (and shall reflect such sale in their respective financial statements).  The Seller will advise all Persons inquiring about the ownership of any Purchased Receivable and Related Security that all Purchased Receivables and Related Security have been sold to the Buyer.  In the event that, contrary to the mutual intent of the parties hereto, any purchase of Purchased Receivables and Related Security is not characterized as a sale, the Seller shall, effective as of the date hereof, be deemed to have granted to the Buyer (and the Seller hereby does grant to the Buyer), in addition to and not in substitution for the rights and remedies described in Section 5(f) hereof, a first priority security interest in and to any and all present and future Purchased Receivables, Related Security and the proceeds thereof to secure all obligations of the Seller arising in connection with this Agreement and each of the other Transaction Documents, whether now or hereafter existing, due or to become due, direct or indirect, absolute or contingent.  This Agreement shall be deemed to be a security agreement under Applicable Law.  With respect to such grant of a security interest, the Buyer may at its option exercise from time to time any and all rights and remedies available to it hereunder, under the UCC or otherwise.  The Seller agrees that five (5) Business Days shall be reasonable prior notice to the Seller of the date of any public or private sale or other disposition of all or any of the Purchased Receivables and Related Security.

(g)          Benchmark Replacement Setting.

(i)          Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document.

(ii)          Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Buyer may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(iii)          Notices; Standards for Decisions and Determinations.  The Buyer will promptly notify the Seller of (x) the implementation of any Benchmark Replacement and (y) the effectiveness of any Conforming Changes.  The Buyer will notify the Seller of (A) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) and (B) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Buyer pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section.

(iv)          Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Buyer in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Buyer may modify the definition of “Discount Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Buyer may modify the definition of “Discount Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)          Benchmark Unavailability Period.  Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any pending Purchase Request for any Receivable with a Discount calculated by reference to the Term SOFR Rate.

(vi)          Definitions.  As used in this Section 1(g):

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of a Discount Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Discount Period” pursuant to clause (iv) of this Section.

“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first applicable alternative set forth in the order below that can be determined by the Buyer for the applicable Benchmark Replacement Date:

(1)          [Intentionally Omitted];

(2)          the sum of: (a) the alternate benchmark rate that has been selected by the Buyer and the Seller, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for non-recourse or limited recourse receivables purchase facilities denominated in U.S. dollars at such time and (b) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Buyer in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Buyer and the Seller, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for non-recourse or limited recourse receivables purchase facilities denominated in U.S. dollars at such time.

“Benchmark Replacement Date” means a date and time determined by the Buyer, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)          in the case of clause (1) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)          in the case of clause (2) of the definition of “Benchmark Transition Event,” the date determined by the Buyer, which date shall promptly follow the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)          a public statement or publication of information by a Governmental Authority having jurisdiction over the Buyer, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Buyer announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

2.          Representations and Warranties.  Each of the Seller and the Servicer represents and warrants to the Buyer on each Purchase Date that (i) the representations and warranties set forth on Exhibit C hereto are true and correct in all material respects as of such Purchase Date or, in the case of any representation or warranty that speaks as to a particular date or period, as of that particular date or period and (ii) each Proposed Receivable is an Eligible Receivable.

3.          Covenants.  The Seller and the Servicer agree to perform each of the covenants set forth on Exhibit D hereto.

4.          Servicing Activities.

(a)          Appointment of Servicer.  The Buyer appoints the Servicer as its servicer and agent (each, in such capacity, the “Servicer”) for the administration and servicing of its Purchased Receivables sold by such Person to the Buyer hereunder, and the Servicer hereby accepts such appointment and agrees to assume the duties and the administration and servicing obligations as Servicer, and perform all necessary and appropriate commercial servicing and collection activities in arranging the timely payment of amounts due and owing by any Account Debtor (including the identification of the proceeds of the Purchased Receivables and Related Security and related record-keeping that shall be made available to the Buyer upon its reasonable request) all in accordance with Applicable Laws, with reasonable care and diligence, including, without limitation, diligently and faithfully performing all servicing and collection actions (including, if necessary, acting as party of record in foreign jurisdictions).  In connection with its servicing obligations, the Servicer will perform its duties under the Receivable Documentation related to the Purchased Receivables with the same care and applying the same policies as it applies to its own Receivables generally and would exercise and apply if it owned the Purchased Receivables and shall act to maximize Collections thereon. The Servicer may delegate its duties and obligations hereunder to any other Originator as its subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Buyer shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer that is an Affiliate of the Servicer shall provide that the Buyer may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator or an Affiliate thereof, the Buyer shall have consented in writing in advance to such delegation (which consent shall not be unreasonably withheld or delayed); and provided, further, that the Servicer may delegate the following duties and obligations to a Sub-Servicer without consent by any party: (w) data processing, including customer care and billing, (x) customer acquisition and retention and market research, (y) inbound and outbound teleservices and (z) computer system maintenance, enhancement, machine processing and production support.

(b)          Lock-Box Accounts; Lock-Box Agreements. The Seller and Servicer covenant and agree (i) to direct each Account Debtor to pay all amounts owing under such Purchased Receivables only to a Lock-Box Account, (ii) not to change such payment instructions while any Purchased Receivable remains outstanding, (iii) to take any and all other reasonable actions, including actions requested by the Buyer, to ensure that all amounts owing under the Purchased Receivables will be deposited exclusively to such Lock-Box Account or directly to the Buyer’s Account and (iv) to hold in trust as the Buyer’s exclusive property and safeguard for the benefit of the Buyer all Collections and other amounts remitted or paid to the Seller or Servicer (or any of their respective Affiliates) in respect of Purchased Receivables and Related Security for prompt deposit into the Buyer’s Account in the manner set forth in Section 4(c) below. The Seller hereby grants to the Buyer a security interest in the Seller’s Lock-Box Account as additional collateral to secure the payment and performance of the Seller’s obligations to the Buyer hereunder and under each of the other Transaction Documents or as may be determined in connection therewith by Applicable Law.  Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement.  Prior to the occurrence of the Servicer Termination Event, the Seller (or Servicer on their behalf) shall be permitted to make withdrawals and distributions from each applicable Lock-Box Account.  After the occurrence of the Servicer Termination Event, the Buyer will be authorized to instruct the Securitization Administrator to give notice of exclusive control under each Lock-Box Agreement and, upon giving such notice (each, an “Activation Notice”), the Securitization Administrator will have exclusive authority to make withdrawals and distributions from each Lock-Box Account until the Final Collection Date.

(c)          Transfer of Collections to the Buyer.  Subject to Sections 4(d), 4(e), 4(l) and 5(a) below, the Seller and Servicer covenant and agree to deposit in the Buyer’s Account all Collections and other amounts received by the Seller or Servicer (or any of their respective Affiliates) with respect to Purchased Receivables and Related Security (whether such amounts were received by the Seller or Servicer directly or were deposited in a Lock-Box Account or other account maintained by the Seller or Servicer or otherwise) without adjustment, setoff or deduction of any kind or nature on each Settlement Date; provided, if on any Settlement Date, the total Collections received or deemed received by the Seller and Servicer with respect to a Purchased Receivable exceed the sum of (i) the Net Invoice Amount of such Purchased Receivable plus (ii) all fees, expenses and other amounts owing to the Buyer with respect to such Purchased Receivable, the Seller and Servicer may deduct such excess amount up to the Deferred Purchase Price Amount with respect to such Purchased Receivable and, upon such deduction, all obligations of the Buyer to deliver such Deferred Purchase Price Amount to the Seller shall be deemed satisfied. Until remitted to the Buyer’s Account, the Seller or Servicer will hold such funds in trust as the Buyer’s exclusive property and safeguard such funds for the benefit of the Buyer.

(d)          Misdirected Payments.  If the Buyer receives any payment from an Account Debtor not representing a Collection on a Purchased Receivable, the Buyer will return such payment to the Seller upon receipt of satisfactory evidence that such amounts do not constitute Collections on Purchased Receivables.

(e)          Identifying Collections. Pursuant to its servicing obligations under Section 4(a) hereof, the Servicer shall be responsible for identifying, matching and reconciling any payments received from Account Debtors with the Receivable associated with such payment.  If any payment is received from an Account Debtor, and such payment is not identified by such Account Debtor as relating to a particular Receivable and cannot otherwise be reasonably identified as relating to a particular Receivable prior to the first Weekly Reporting Date following receipt thereof, such payment shall be applied first to the unpaid Purchased Receivables with respect to such Account Debtor in chronological order (beginning with the oldest unpaid Purchased Receivable), and then to Receivables with respect to such Account Debtor that are not Purchased Receivables, also in chronological order, or in any event in accordance with the terms of the Intercreditor Agreement.

(f)          No Changes to Receivables.  The Servicer shall not compromise or settle any Purchased Receivable or extend the Due Date with respect thereto without the consent of the Buyer except as otherwise expressly provided for in Section 5(a) hereof.

(g)          Collection Report.  (i) On each Reporting Date and (ii) concurrently with each request by the Seller for a return of payments received by the Buyer that do not represent Collections on Purchased Receivables or Related Security in accordance with Section 4(d), the Servicer shall provide to the Buyer, in form and substance reasonably satisfactory to the Buyer, a full reconciliation of all Collections and adjustments (including repurchases thereof, indemnifications and setoffs with respect thereto, if any) with respect to each Purchased Receivable and Related Security of an Account Debtor for which Collections were received (each, a “Collection Report”).

(h)          Non-Payment.  If a Purchased Receivable remains unpaid, in part or in full, past the second Weekly Settlement Date occurring after the applicable Due Date therefor, the Servicer shall report to the Buyer in the next Collection Report describing in reasonable detail the cause of such non-payment, including whether a Dispute or Insolvency Proceeding exists with respect to the applicable Account Debtor.  In the event a Purchased Receivable has not been paid in full by the date that is fifteen (15) days after the first Weekly Settlement Date occurring after the applicable Due Date therefor and the reason for such non-payment is not a Dispute or an Insolvency Proceeding, the Buyer may in its sole discretion  (i) contact such Account Debtor by phone or in person to discuss the status of such Purchased Receivable and to inquire whether such payment delay or non-payment is due to a Dispute or Insolvency and when payment can be expected and/or (ii) take any other lawful action to collect such Purchased Receivable directly from such Account Debtor and/or (iii) terminate the appointment of the Seller as Servicer with respect to such Purchased Receivable.

(i)          Servicer Indemnification.  The Servicer hereby agrees to indemnify and hold harmless the Buyer and its officers, directors, employees, representatives, agents and each of their respective Affiliates, successors and assigns (each, an “Indemnified Person”) from and against any and all damages, claims, losses, costs, expenses and liabilities (including, without limitation, reasonable and documented attorneys’ fees and expenses) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from or related to (i) any failure by the Servicer to perform its duties or obligations as Servicer hereunder in accordance with this Agreement or to comply with any Applicable Law, (ii) any breach of the Servicer’s representations, warranties or covenants under any Transaction Document or (iii) any claim brought by any Person other than an Indemnified Person arising from the Servicer’s servicing or collection activities with respect to the Purchased Receivables; provided, however, that in all events there shall be excluded from the foregoing indemnification any damages, claims, losses, costs, expenses or liabilities to the extent (a) a final judgment of a court of competent jurisdiction holds that such amounts resulted from gross negligence or willful misconduct of the Indemnified Person seeking indemnification, (b) due to the credit risk of the Account Debtor and for which reimbursement would constitute recourse to the Seller or the Servicer for uncollectible Receivables, (c) such amounts constitute Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim, (d) the same have been fully and finally paid in cash to such Indemnified Person pursuant to any other provision of this Agreement or any other Transaction Document or (e) the same are expressly excluded by any provision of this Agreement or any other Transaction Document; provided, however that nothing contained in this sentence shall limit the liability of Seller or the Servicer or limit the recourse of any Indemnified Person to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder.  Subject to Section 4(l) below, any amount due and payable pursuant to this section shall be paid to the Buyer’s Account in immediately available funds by no later than the first Weekly Settlement Date following demand therefor by the Buyer.

(j)          Replacement of Servicer. Following the occurrence of a Servicer Termination Event, the Buyer may, at its discretion, replace the Servicer with itself or any agent for the Buyer with respect to any and all Purchased Receivables and Related Security.  Seller shall be responsible for all reasonable costs and expenses incurred in connection with such replacement and shall promptly reimburse the Buyer with respect to same.

(k)          Buyer as Attorney-in-Fact. The Seller hereby appoints the Buyer as the true and lawful attorney-in-fact of the Seller, with full power of substitution, coupled with an interest, and hereby authorizes and empowers the Buyer in the name and on behalf of the Seller at any time following removal of the Seller as Servicer pursuant to Sections 4(h) or 4(j), to take such actions, and execute and deliver such documents, as the Buyer deems reasonably necessary or advisable in connection with any applicable Purchased Receivable and Related Security (i) to perfect the purchase and sale of such Purchased Receivable and Related Security, including, without limitation, to send a notice of such purchase and sale to the Account Debtor of the transfers contemplated hereby and the sale of such Purchased Receivable and Related Security or (ii) to make collection of and otherwise realize the benefits of such Purchased Receivable and Related Security.  At any time that the Seller is no longer serving as Servicer hereunder, the Buyer shall have the right to bring suit, in the Buyer’s or the Seller’s name, and generally have all other rights of an owner and holder respecting each applicable Purchased Receivable and Related Security, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on such Purchased Receivables and issue credits in its own name or the name of the Seller.  At any time following removal of the Seller as Servicer, the Buyer may endorse or sign the Buyer’s or the Seller’s name on any checks or other instruments with respect to any applicable Purchased Receivables and Related Security or the goods covered thereby.  The Buyer shall not be liable for any actions taken by it in accordance with this Section 4(k) unless such actions constitute the gross negligence or willful misconduct of the Buyer as determined by a court of competent jurisdiction in a final and non-appealable judgment.  This power of attorney, being coupled with an interest, is irrevocable and shall not expire until the Final Collection Date.

(l)          Netting of Payments. The parties hereto agree that on each Settlement Date, for administrative convenience, the parties shall net the obligations of the Buyer to the Seller with respect to the payment of the Purchase Price of any Receivable the Purchase Date of which is such Settlement Date against the obligations of the Seller and the Servicer to the Buyer (including with respect to the remittance of Collections in accordance with Section 4(c)) and transfer the net amount via a single wire payment. To the extent that the obligations of the Seller and the Servicer to the Buyer described in the foregoing sentence exceed the obligations of the Buyer to the Seller described in the foregoing sentence, the Seller or the Servicer shall transfer the net amount to the Buyer in accordance with Section 4(c); to the extent that the obligations of the Buyer to the Seller described in the foregoing sentence exceed the obligations of the Seller and the Servicer to the Buyer in the foregoing sentence, the Buyer shall transfer the net amount to the Seller in accordance with Section 1(e). Such amounts shall be determined by the Buyer and all such determinations shall be conclusive absent manifest error.  For the avoidance of doubt, no netting of payments shall occur on any Purchase Date that is not a Settlement Date.

5.          Deemed Collections; Repurchase Events; Indemnities and Set-Off.

(a)          Deemed Collections. If on any day the outstanding balance of a Purchased Receivable is reduced (but not cancelled) as a result of any Dilution, the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of such reduction.  If on any day a Purchased Receivable is cancelled (or reduced to zero) as a result of any Dilution, the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of the Outstanding Purchase Amount of such Purchased Receivable (as determined immediately prior to such Dilution). Any amount deemed to have been received under this Section 5(a) shall constitute a “Deemed Collection.”  In the event of any such Deemed Collection, the Seller shall deposit an amount equal to such Deemed Collection into the Buyer’s Account by no later than the next Weekly Settlement Date after the Seller or Servicer obtains knowledge or notice thereof.

(b)          Events of Repurchase. If any of the following events (each, an “Event of Repurchase”) occurs with respect to a Purchased Receivable or Related Security:

(i)          any representation or warranty made by the Seller with respect to such Purchased Receivable or Related Security shall be materially inaccurate, incorrect or untrue on any date as of which it is made or deemed to be made;

(ii)          the Seller or Servicer fails to perform or observe any other term, covenant or agreement with respect to such Purchased Receivable set forth in any Transaction Document or any related Receivable

Documentation and such failure shall or could reasonably be expected to have an adverse effect on the ability to collect the Net Invoice Amount of such Purchased Receivable on the Due Date thereof;

(iii)          the Seller or Servicer instructs the related Account Debtor to pay any amount with respect to such Purchased Receivable to an account other than the applicable Lock-Box Account or the Buyer’s Account; or

(iv)          a Dispute has arisen with respect to any Purchased Receivable (it being understood that if a Receivable remains unpaid for thirty (30) days beyond its Due Date and such delay is not caused by the bankruptcy, insolvency, or financial inability to pay of the relevant Account Debtor, a Dispute shall be deemed to have arisen with respect to such Receivable);

then, the Seller shall immediately deliver notice thereof to the Buyer and, at the time, in the manner and otherwise as hereinafter set forth, repurchase such Purchased Receivable and Related Security (or, if the Buyer agrees in writing, the portion subject to Dispute), unless the Buyer agrees in writing in its sole discretion to retain such Purchased Receivable.  The repurchase price for a Purchased Receivable shall be the amount equal to the Outstanding Purchase Amount relating to such Purchased Receivable at such time and shall be paid to the Buyer’s Account in immediately available funds by no later than the next Weekly Settlement Date.  Upon the payment in full of the repurchase price with respect to a Purchased Receivable and Related Security, such Purchased Receivable and Related Security shall hereby be, and be deemed to be, repurchased by the Seller from the Buyer without recourse to or warranty by the Buyer.

(c)          Seller Indemnification.  The Seller hereby agrees to indemnify each Indemnified Person and hold each Indemnified Person harmless from and against any and all Indemnified Amounts at any time imposed on or incurred by any Indemnified Person to the extent arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the purchase of any Receivable or Related Security, or any action taken or omitted by any of the Indemnified Persons (including any action taken by the Buyer as attorney in fact for the Seller hereunder or under any other Transaction Document), whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding only Indemnified Amounts to the extent (a) a final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Person seeking indemnification, (b) due to the credit risk or financial inability to pay of the Account Debtor and for which reimbursement would constitute recourse to the Performance Guarantor, the Seller or the Servicer for uncollectible Receivables, (c) such Indemnified Amounts constitute Taxes (which shall be governed by Section 5(d)), (d) the same have been fully and finally paid in cash to such Indemnified Person pursuant to any other provision of this Agreement or any other Transaction Document or (e) the same are expressly excluded by any provision of this Agreement or any other Transaction Document; provided, however that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of any Indemnified Person to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder.  Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b), (c), (d), and (e) of the previous sentence, the Seller shall indemnify each Indemnified Person for Indemnified Amounts (including losses in respect of uncollectible Receivables, regardless, for purposes of these specific matters, of whether reimbursement therefor would constitute recourse to the Seller or the Servicer) to the extent relating to or resulting from:

(i)          any representation or warranty made by the Seller (or any employee or agent of the Seller) under or in connection with this Agreement, any Collection Report or any other information or report delivered by or on behalf of the Seller pursuant hereto, which shall have been false or incorrect in any respect when made or deemed made;

(ii)          the failure by the Seller to comply with any Applicable Law related to any Receivable and Related Security, or the nonconformity of any Receivable and Related Security with any such Applicable Law;

(iii)          the failure of the Seller to vest and maintain vested in the Buyer a perfected ownership interest in the Purchased Receivables and Related Security and the property conveyed hereunder, free and clear of any Adverse Claim;

(iv)          any commingling of funds to which the Buyer is entitled hereunder with any other funds of the Seller or its Affiliates;

(v)          any failure of the Account Bank to comply with the terms of the Lock-Box Agreement;

(vi)          any Dispute;

(vii)          any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;

(viii)          any action taken by the Buyer as attorney in fact for the Seller pursuant to this Agreement or any other Transaction Document unless such action constitutes the gross negligence or willful misconduct of the Buyer as determined by a court of competent jurisdiction in a final and non-appealable judgment; or

(ix)          any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Purchased Receivable and Related Security or any other suit, claim or action of whatever sort relating to any of the Transaction Documents.

Subject to Section 4(l) above, any amount due and payable pursuant to this section shall be paid to the Buyer’s Account in immediately available funds by no later than the first Weekly Settlement Date following demand therefor by the Buyer.

(d)          Tax Indemnification.  All payments on the Purchased Receivables from the Account Debtors will be made free and clear of any present or future taxes, withholdings or other deductions whatsoever that arise by reason of the sale of the Purchased Receivables to the Buyer (“Sale Transaction Taxes”) or relating to the underlying transactions between the Seller and the related Account Debtors that gave rise to such Purchased Receivables (“Prior Transaction Taxes”).  The Seller will indemnify the Buyer and hold the Buyer harmless from any Sale Transaction Taxes and Prior Transaction Taxes (excluding any taxes imposed upon the Buyer with respect to its overall net income).  Further, the Seller shall pay and indemnify and hold the Buyer harmless from and against, any Sale Transaction Taxes or Prior Transaction Taxes that may at any time be asserted (including any sales, occupational, excise, gross receipts, personal property, privilege, license, telecom, surcharge, service or use taxes, or withholdings, but not including taxes imposed upon the Buyer with respect to its overall net income) and costs, expenses and reasonable attorneys’ fees and expenses in defending against the same, whether arising by reason of the acts to be performed by the Seller hereunder or otherwise.  Subject to Section 4(l) above, any amount due and payable pursuant to this section shall be paid to the Buyer’s Account in immediately available funds by no later than the first Weekly Settlement Date following demand therefor by the Buyer.

(e)          Increased Costs. If the Buyer shall determine that any Regulatory Change regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Buyer’s capital or assets or increasing its amount of required liquidity as a consequence of (i) this Agreement or any other Transaction Document, (ii) any of the Buyer’s obligations under this Agreement or any other Transaction Document or (iii) the Buyer’s purchase or the ownership, maintenance or funding of any Purchased Receivables and Related Security hereunder, to a level below that which the Buyer would have achieved but for such Regulatory Change (taking into consideration the Buyer’s policies with respect to capital adequacy), then, from time to time, within two (2) Business Days following demand by the Buyer, the Seller shall pay to the Buyer such additional amount or amounts as shall compensate the Buyer for such event.  Any amount owing pursuant to this section shall be paid to the Buyer’s Account in immediately available funds. A certificate as to such amounts submitted to the Seller by the Buyer shall be conclusive and binding for all purposes as to the calculations therein, absent manifest error.

(f)          Right of Set-Off.  The Buyer is hereby authorized (in addition to any other rights it may have) at any time after the occurrence and during the continuation of a Servicer Termination Event, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Buyer (including by any branches or agencies of the Buyer) to, or for the account of, the Seller against amounts then due and owing by the Seller hereunder.

(g)          UCC.  The rights granted to the Buyer hereunder are in addition to all other rights and remedies afforded to the Buyer as a secured party under the UCC.

6.          Notices.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including e-mail communication) and shall be personally delivered or sent by e-mail or by overnight mail, to the intended party at the mailing address, e-mail address of such party set forth under its name on the signature pages hereof (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by e-mail, when sent, receipt confirmed by telephone or electronic means.

The Seller and Servicer agree that the Buyer may presume the authenticity, genuineness, accuracy, completeness and due execution of any email bearing a scanned signature resembling a signature of an authorized Person of the Seller or Servicer without further verification or inquiry by the Buyer.  Notwithstanding the foregoing, the Buyer in its sole discretion may elect not to act or rely upon such a communication and shall be entitled (but not obligated) to make inquiries or require further Seller or Servicer action to authenticate any such communication.

Any Purchase Request, and any supporting documentation in connection herewith or therewith, such as copies of invoices, may be sent by the Seller or Servicer by electronic mail attachment in portable document format (.pdf).

A party may change the address at which it is to receive notices hereunder by written notice in the foregoing manner given to the other parties hereto.

7.          Expenses.  The Seller hereby agrees to reimburse the Buyer on demand for:

(a)          all reasonable costs (including reasonable attorneys’ fees and expenses) and expenses the Buyer incurs in connection with the preparation, negotiation, documentation and delivery of this Agreement and the other Transaction Documents and any amendment of or consent or waiver under any of the Transaction Documents (whether or not consummated), or the enforcement of, or any actual or reasonably claimed breach of, this Agreement or any of the other Transaction Documents, including reasonable independent accountants’, auditors’, consultants’ and attorneys’ fees and expenses to the Buyer and the fees and charges of any independent accountants, auditors, consultants or other agents incurred in connection with any of the foregoing or in advising the Buyer as to its rights and remedies under any of the Transaction Documents in connection with any of the foregoing;

(b)          the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents and the transactions contemplated thereby, including all reasonable expenses and accountants’, consultants’ and attorneys’ fees incurred in connection with the administration and maintenance of this Agreement and the other Transaction Documents and the transactions contemplated thereby; and

(c)          all Other Taxes.

8.          Interest on Overdue Amounts.  All amounts due for payment by the Seller or Servicer to the Buyer pursuant to this Agreement shall accrue interest at the Overdue Payment Rate from the date on which payment thereof is due until the date on which payment thereof is made in accordance with the terms of this Agreement.

9.          Governing Law.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

10.          Buyer Liabilities.  The obligations of the Buyer under the Transaction Documents are solely the corporate obligations of the Buyer.  Except with respect to any claim arising out of the willful misconduct or gross negligence of the Buyer, no claim may be made by the Seller or the Servicer or any other Person against the Buyer or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.  No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby; provided that the waiver provided for in this sentence shall not apply to damages resulting directly from such Indemnified Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

11.          General Provisions.

(a)          Entire Agreement; Successors and Assigns.  This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Except as otherwise provided herein, (i) neither the Seller nor the Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Buyer and (ii) the Buyer shall not assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Seller (such consent not to be unreasonably withheld or delayed); provided that the Seller’s consent shall not be required if a Servicer Termination Event has occurred and is continuing.  Notwithstanding the foregoing, the Buyer shall have the right, without the consent of or notice to the Seller, to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in, any Purchased Receivables.

(b)          Severability.  Any provisions of this Agreement that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c)          Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

(d)          Termination.  Either the Buyer or the Seller may terminate this Agreement for convenience at any time by providing thirty (30) days’ prior written notice to the other party.  Notwithstanding the foregoing, this Agreement, including all covenants, representations and warranties, repurchase obligations and indemnities made herein shall continue in full force and effect until the Final Collection Date. The Seller’s and Servicer’s obligations to indemnify the Buyer with respect to the expenses, damages, losses, costs and liabilities shall survive until the later of (x) the Final Collection Date and (y) all applicable statute of limitations periods with respect to actions that may be brought by the Buyer under the Transaction Documents have run.

(e)          Calculation of Interest.  All interest amounts calculated on a per annum basis hereunder are calculated on the basis of a year of three hundred and sixty (360) days.

(f)          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(g)          CONSENT TO JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED

STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

(h)          WAIVER OF IMMUNITIES.  EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

(i)          Captions and Cross References.  The various captions in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.  Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

(j)          No Party Deemed Drafter.  The Servicer, Seller and the Buyer agree that no party hereto shall be deemed to be the drafter of this Agreement.

(k)          PATRIOT Act.  The Buyer hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Buyer may be required to obtain, verify and record information that identifies the Seller, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Servicer and the Performance Guarantor that will allow the Buyer to identify the Seller, the Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act.  Each of the Seller and the Servicer agrees to provide the Buyer, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

12.          Separate Existence.  Each of the Seller and the Servicer hereby acknowledges that the Buyer is entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from the Performance Guarantor, the Originators and their respective Affiliates.  Therefore, from and after the date hereof, each of the Seller and the Servicer shall take all steps specifically required by this Agreement or reasonably required by the Buyer to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of the Performance Guarantor, any Originator, the Servicer and any other Person, and is not a division of the Performance Guarantor, any Originator, the Servicer or any other Person.  Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and the Servicer shall take such actions as shall be required in order that:

(a)          The Seller will be a limited liability company whose primary activities are restricted in its operating agreement to: (i) purchasing or otherwise acquiring from the Originators or the Performance Guarantor, owning, holding, servicing, granting security interests or selling interests in Receivables and Related Security, (ii) entering into agreements for the selling and servicing of Receivables and Related Security or for borrowing from banks, financial institutions or similar entities, (iii) purchasing, holding and selling common stock or similar equity interests (“Equity Investments”) and exercising all voting rights and other incidents of ownership with respect to the Equity Investments, (iv) using proceeds derived from sale or ownership of Receivables, Related Security and Equity Investments as determined by the board of directors of the Seller and permitted by the Transaction Documents and (v) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(b)          The Seller shall not engage in any business or activity, or incur any indebtedness or liability (including, without limitation, any assumption or guaranty of any obligation of the Performance Guarantor, any Originator, the Servicer or any Affiliate thereof), other than as expressly permitted by the Transaction Documents;

(c)          Not less than one member of the Seller’s Board of Directors (the “Independent Director”) shall be a natural person (A) who is not at the time of initial appointment and has not been at any time during the five (5) years preceding such appointment: (1) an equityholder, director (other than an independent director), officer, employee, member (other than a special member or similar capacity), manager (other than an independent manager), attorney or partner of the Performance Guarantor, Seller, Servicer or any of their Affiliates; (2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with the Performance Guarantor, Seller, Servicer or any of their Affiliates; (3) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager, customer, supplier or other person; or (4) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person and (B) who has (1) prior experience as an independent director for a corporation or an independent director or independent manager of a limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.  Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.  The operating agreement of the Seller shall provide that: (A) the Seller’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision cannot be amended without the prior written consent of the Independent Director;

(d)          The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, the Performance Guarantor, any Originator, the Servicer or any of their respective Affiliates;

(e)          The Seller shall conduct its affairs in accordance with its organizational documents and observe all necessary, appropriate and customary limited liability company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(f)          Any employee, consultant or agent of the Seller will be compensated by the Seller for services provided to the Seller, and to the extent that Seller shares the same officers or other employees as the Performance Guarantor, the Servicer or any Originator (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees.  The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables and Related Security and a manager, which manager will be fully compensated from the Seller’s funds;

(g)          The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables and Related Security.  The Seller will not incur any material indirect or overhead expenses for items shared with the Performance Guarantor, the Servicer or any Originator (or any other Affiliate thereof) that are not reflected in the servicing fee paid to the Servicer.  To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in such servicing fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that CBTS, in its capacity as Servicer, shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

(h)          The Seller shall be responsible for payment or reimbursement of all the Seller’s operating expenses;

(i)          [Reserved];

(j)          The Seller’s books and records will be maintained separately from those of the Performance Guarantor, the Servicer, each Originator and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of Seller;

(k)          All financial statements of the Performance Guarantor, the Servicer or any Originator or any Affiliate thereof that are consolidated to include Seller will disclose that (i) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (ii) the assets of the Seller are not available to pay creditors of the Performance Guarantor, the Servicer or the Originators or any other Affiliates of the Performance Guarantor, the Servicer or the Originators;

(l)          The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of the Performance Guarantor, the Servicer, the Originators or any Affiliates thereof;

(m)          The Seller will observe limited liability company formalities in its dealings with the Performance Guarantor, the Servicer, the Originators or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of the Performance Guarantor, the Servicer, the Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Receivables and Related Security.  The Seller shall not maintain joint bank accounts or other depository accounts to which the Performance Guarantor or any Affiliate thereof (other than the Performance Guarantor in its capacity as the Servicer) has independent access.  The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Performance Guarantor, the Originators or any Subsidiaries or other Affiliates thereof; and

(n)          The Seller will maintain arm’s-length relationships with the Performance Guarantor, the Servicer, the Originators (and any Affiliates thereof).  Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller.  Neither the Seller on the one hand, nor the Performance Guarantor, the Servicer or any Originator, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.  The Seller, the Performance Guarantor, the Servicer and the Originators will promptly correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

13.          Agreement Not to Petition.  Each party hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money or other lenders to or purchasers from Seller, not, prior to the date which is one (1) year and one (1) day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause Seller to invoke, the process of any Governmental Authority for the purpose of (a) commencing or sustaining a case against Seller under any federal or state bankruptcy, insolvency or similar law (including the Bankruptcy Code), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Seller, or any substantial part of its property, or (c) ordering the winding up or liquidation of the affairs of Seller. The provisions of this Section 13 shall survive the termination of this Agreement.

14.          Intercreditor Agreement.  Each party hereto acknowledges that it has entered into the Intercreditor Agreement. To the extent that any terms or provisions herein are inconsistent with any terms or provisions of the Intercreditor Agreement, the Intercreditor Agreement shall govern.

15.          Structuring Agent.  Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under any Transaction Document, other than the Structuring Agent’s right to receive fees pursuant to the terms of the Fee Letter.  The Buyer acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document.

[Signatures Commence on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

CBTS FUNDING LLC,
as Seller

By:	/s/ Angela J. Huber
Name:	Angela J. Huber
Title:	Vice President and Treasurer

Address:
221 East Fourth Street
Cincinnati, Ohio 45202

Attention:	Angela J. Huber
Telephone:	(513) 397-7298
Email:	Angela.Huber@altafiber.com

CBTS TECHNOLOGY SOLUTIONS LLC,
as Servicer

By:	/s/ Angela J. Huber
Name:	Angela J. Huber
Title:	Vice President and Treasurer

Address:
221 East Fourth Street
Cincinnati, Ohio 45202

Attention:	Angela J. Huber
Telephone:	(513) 397-7298
Email:	Angela.Huber@altafiber.com

PNC BANK, NATIONAL ASSOCIATION,
as Buyer

By:	/s/ Henry Chan
Name:	Henry Chan
Title:	Senior Vice President

Address:

300 Fifth Ave
Pittsburgh, PA 15222

Attention:	Brian Stanley
Telephone:	(412) 768-2001
Email:	brian.stanley@pnc.com

PNC CAPITAL MARKETS LLC,
as Structuring Agent

By:	/s/ Henry Chan
Name:	Henry Chan
Title:	Managing Director

Exhibit A

Certain Defined Terms

A.          Defined Terms.

As used herein, the following terms shall have the following meanings:

“Account Debtor” means a Person listed as an account debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time, as approved in advance by the Buyer in writing in its sole and absolute discretion.

“Account Debtor Buffer Period” means for each Account Debtor, the number of days set forth under the heading “Account Debtor Buffer Period” for such Account Debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time, as approved in advance by the Buyer in writing in its sole and absolute discretion.

“Account Debtor Discount Rate” means with respect to any Account Debtor, the “Account Debtor Discount Rate” specified for such Account Debtor on Schedule II to this Agreement, as such Schedule may be modified or supplemented from time to time, as approved in advance by the Buyer in writing in its sole and absolute discretion.

“Additional Reporting Date” means each Business Day next preceding an Additional Settlement Date.

“Additional Settlement Date” means any Business Day (i) notified to the Buyer by the Servicer upon at least one (1) Business Day’s notice and (ii) approved by the Buyer in its sole discretion.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Buyer shall not constitute an Adverse Claim.

“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a).  For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other similar applicable anti-corruption laws or regulations administered or enforced in any jurisdiction in which the Parent or any of its Subsidiaries conduct business.

“Anti-Terrorism Law” means any law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
Exhibit A-1

“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

“Beneficial Ownership Certification” means, for the Seller, a certification of the Seller as to its beneficial owner(s) complying with the Beneficial Ownership Rule.

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in Pittsburgh, Pennsylvania, Atlanta, Georgia or New York City, New York, and (b) if this definition of “Business Day” is utilized in connection with SOFR, any such day that is also a day on which SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, or any successor website thereto.

“Buyer” has the meaning set forth in the preamble hereto.

“Buyer’s Account” means the account specified as such in Exhibit G hereto, or such other bank account identified in writing by Buyer to Seller from time to time.

“CB” means Cincinnati Bell, Inc., an Ohio corporation.

“CBTS” has the meaning set forth in the preamble hereto.

“CBTS Lease Receivables” means a Receivable the Originator of which is CBTS and for which the underlying goods and services are hardware and related services procured by the Account Debtor from CBTS, but of which the expectation for payment of such Receivable is by a third-party financier as part of a direct leasing arrangement between such third-party financier and the Account Debtor for such goods and services.

“Change in Control” means the earliest to occur after the Closing Date of:

(i)          CB ceases to own, directly or indirectly, 100% of the voting equity interests of the Seller free and clear of all Adverse Claims;

(ii)          Holdings ceases to own, directly or indirectly, 100% of the voting equity interests of CB;

(iii)          at any time:

(a) prior to the consummation of a Qualifying IPO, the Permitted Holders ceasing to own, in the aggregate, directly or indirectly, beneficially, at least a majority of the aggregate ordinary common equity voting power represented by the issued and outstanding equity interests of Holdings; or

(b) upon and after the consummation of a Qualifying IPO, (1) any Person (other than a Permitted Holder) or (2) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act as in effect on the Closing Date, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of equity interests representing more than thirty-five percent (35%) of the aggregate ordinary common equity voting power represented by the issued and outstanding equity interests of Holdings and the percentage of aggregate ordinary common equity voting power so held is greater than the percentage of the aggregate ordinary common equity voting power represented by the equity interests of Holdings beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders; or

(iv)          any “Change of Control” (or any comparable term) occurs under the New Credit Agreement.

“Collection Report” has the meaning set forth in Section 4(g).
Exhibit A-2

“Collections” means, with respect to any Receivable:  (a) all funds that are received by the Seller, Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Account Debtor or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Receivable and (d) all other proceeds of such Receivable.

“Conforming Changes” means, with respect to Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Discount,” the definition of “Discount Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Buyer decides may be appropriate to reflect the adoption and implementation of Term SOFR or such Benchmark Replacement and to permit the administration thereof by the Buyer in a manner substantially consistent with market practice (or, if the Buyer decides that adoption of any portion of such market practice is not administratively feasible or if the Buyer determines that no market practice for the administration of Term SOFR or the Benchmark Replacement exists, in such other manner of administration as the Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Covered Entity” shall mean (a) each of Seller, Servicer, each Originator and each of CB’s subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of each Originator and of the Servicer in effect on the date of this Agreement and described in Exhibit H to this Agreement, as modified in compliance with this Agreement.

“Debt” means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services purchased by an applicable Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).

“Deemed Collection” has the meaning set forth in Section 5(a) hereof.

“Defaulted Receivable” means a Receivable:

(a)          as to which any payment, or part thereof, remains unpaid for more than thirty (30) days after the Due Date thereof, or

(b)          without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Account Debtor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or (ii) that has been written off the Seller’s books as uncollectible.

“Deferred Purchase Price Amount” means with respect to any Purchased Receivable and Related Security, the Net Invoice Amount of such Purchased Receivable multiplied by 1.00%.
Exhibit A-3

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid beyond the Due Date of such Receivable.

“Dilution” means on any date after the date of the related Purchase Request, an amount equal to the sum, without duplication, of the aggregate reduction effected on such day in the outstanding balance of any Purchased Receivable as a result of any defective, rejected or returned goods or services, or any revision, cancellation, allowance, discount or other adjustment made by the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer that are made in respect of Account Debtors; provided, however, that (a) writeoffs to the extent related to the financial or credit condition of an Account Debtor (including the occurrence of an Insolvency Proceeding with respect to the applicable Account Debtor) and (b) Disputes, in each case, shall not constitute Dilution.

“Discount” means, with respect to each Purchased Receivable purchased on a Purchase Date related to a specific Account Debtor, the discount cost applied by the Buyer to such Purchased Receivable, equal to the product of (a) the Net Invoice Amount of such Purchased Receivable minus the applicable Deferred Purchase Price Amount of such Purchased Receivable multiplied by (b) the applicable Account Debtor Discount Rate per annum, determined as of the Purchase Date for such Purchased Receivables, multiplied by (c) the result of (i) the applicable Discount Period, divided by (ii) 360.

“Discount Period” means with respect to any Purchased Receivable, the sum of the number of days from and including the Purchase Date thereof to but excluding the first Weekly Settlement Date occurring after (i) the Due Date with respect thereto plus (ii) the Account Debtor Buffer Period for the applicable Account Debtor of such Purchased Receivable; provided, however, that in no event shall the Discount Period with respect to any Purchased Receivable end prior to sixty (60) days after the first Weekly Settlement Date following the Due Date with respect to such Purchased Receivable.

“Dispute” means any dispute, claim, offset or defense (other than discharge in bankruptcy of the Account Debtor) of the Account Debtor to the payment of any Receivable, or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the credit risk or financial inability of any Account Debtor to pay undisputed indebtedness.

 “Divestiture” means that CB ceases to own, directly or indirectly, a majority of the voting equity interests of any Originator.

“Due Date” means, with respect to any Purchased Receivable, the date the related Receivable Documentation provides for timely payment in full of the amounts owing thereunder.

“Eligible Receivable” means a Receivable with respect to which each of the Eligibility Criteria set forth in Exhibit E is satisfied.

“Embargoed Property” means any property that must be blocked or frozen pursuant to Anti-Terrorism Laws or that otherwise would cause any actual or possible violation by any Credit Party of any applicable Anti-Terrorism Law if the Lenders or the Administrator were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator, the Servicer or the Performance Guarantor, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator, the Servicer or the Performance Guarantor, or (c) a member of the same affiliated service group (within the meaning of Section 414(m)
Exhibit A-4

of the Internal Revenue Code) as the Seller, any Originator, the Servicer or the Performance Guarantor, any corporation described in clause (a) or any trade or business described in clause (b).

“Events of Repurchase” has the meaning set forth in Section 5(b) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Fee Letter” means the Fee Letter, dated as of the date hereof, among the Seller and the Buyer, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Final Collection Date” means the date following the termination of this Agreement on which the Buyer has received (i) all Collections owing on the Purchased Receivables and (ii) all payments, if any, required to be paid by the Seller or Servicer under this Agreement or any other Transaction Document, including with respect to Events of Repurchase and Indemnified Amounts.

“Financing Agreement” means the Receivables Financing Agreement, dated as of the date hereof, among the Seller and Cincinnati Bell Funding Canada Ltd., as borrowers, CBTS and OnX Enterprise Solutions Ltd., as servicers, the various lenders and group agents from time to time party thereto, and PNC Bank, National Association, as administrator and LC bank, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Funded Amount” has the meaning set forth in Section 1(e) hereof.

“GAAP” means the generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, as in effect on the date hereof; provided that CB shall be entitled to adopt and apply, at their sole election, changes to their respective definition of “GAAP” after the date hereof.

“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements and/or any successor standards.

“Indemnified Amounts” has the meaning set forth in Section 4(i) hereof.

“Indemnified Person” has the meaning set forth in Section 4(i) hereof.

“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, among the Buyer, the Securitization Administrator, CBTS and the Seller, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
Exhibit A-5

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Lock-Box Account” means each account specified as such in Exhibit G hereto.

“Lock-Box Agreement” means an agreement, by and among the Seller, the Servicer, the Securitization Administrator, as secured party, and a depositary bank, governing the terms of the related Lock-Box Accounts.

“Material Adverse Change” means, with respect to any Person (or if no Person is specified, with respect to the Seller, Servicer or Performance Guarantor) an event or circumstance that results in, or could reasonably be expect to result in, a material adverse change in:

(i)          the assets, operations, business or financial condition of such Person;

(ii)          the ability of any of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(iii)          the validity or enforceability of any of the Transaction Documents, or the validity, enforceability or collectibility of the Purchased Receivables; or

(iv)          the status, perfection, enforceability or priority of the Buyer’s interest in the Purchased Receivables and Related Security.

“Maximum Outstanding Purchase Amount” means $80,000,000.

“Net Invoice Amount” means the amount of the applicable Purchased Receivable shown on the invoice for such Purchased Receivable as the total amount payable by the related Account Debtor (net of any discounts, credits or other allowances shown on such invoice and agreed to prior to the Purchase Date).

“New Credit Agreement” means the Credit Agreement dated as of September 7, 2021, by and among Red Fiber Parent LLC, as holdings, CB, as borrower, various subsidiaries of CB, the various lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Originator” means each Person from time to time party to the Sale Agreement as an Originator.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing, sales, transfer taxes or any other excise or property taxes, charges or similar levies arising from the sale of Purchased Receivables or any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Transaction Document.

“Outstanding Purchase Amount” means, as of any time of determination and with respect to the Purchased Receivables, (x) the Net Invoice Amount for such Purchased Receivables, minus (y) the aggregate amount of all Collections with respect to such Purchased Receivables that has been deposited into the Buyer’s Account as of such time. When such term is used without reference to any specific Purchased Receivables, it shall constitute a reference to all Purchased Receivables.

“Overdue Payment Rate” means 3% per annum over and above the highest Account Debtor Discount Rate in effect at such time.

“PATRIOT Act” has the meaning set forth in Section 11(k)
Exhibit A-6

“Payment-on-Delivery Transaction” means a payment of a Receivable made by check or money order by an Account Debtor at a warehouse location or distributor of an Originator upon the delivery to such Account Debtor of the goods or services giving rise to such Receivable.

“Performance Guarantor” means CB and any other Person that has guaranteed the performance obligations of the Seller under this Agreement.

“Performance Guaranty” means a performance guaranty entered into by the Performance Guarantor in favor of the Buyer.

“PNC” has the meaning set forth in the preamble hereto.

“Person” means an individual, partnership, sole proprietorship, corporation (including a business trust), limited liability company, limited partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Proposed Receivables” means, with respect to any Purchase Date, the Receivables proposed by Seller to the Buyer for purchase hereunder and described in a Purchase Request to be purchased on such Purchase Date.

“Purchase Date” means each date on which the Buyer purchases Receivables and Related Security.

“Purchase Price” has the meaning set forth in Section 1(e) hereof.

“Purchase Request” has the meaning set forth in Section 1(a) hereof.

“Purchase Sublimit” means, with respect to each Account Debtor, the dollar amount set forth on Schedule II to this Agreement as the “Purchase Sublimit,” as such Schedule may be modified or supplemented from time to time, as approved in advance by the Buyer in writing in its sole and absolute discretion.

“Purchased Receivables” has the meaning set forth in Section 1(a) hereof.

“Ratings-Based Discount Percentage” has the meaning set forth in the Fee Letter.

“Receivable Documentation” means, for each Receivable, the invoice therefor and any other agreement or documentation between the Seller and the applicable Account Debtor giving rise to, and/or setting forth terms and conditions related to the creation and payment of, such Receivable, including in each case any amendments.

“Receivable” means any indebtedness and other obligations owed to any Originator, CBTS, the Seller or the Buyer (as assignee of Seller) or any right of the Seller, CBTS, any Originator or the Buyer (as assignee of Seller) to payment from or on behalf of an Account Debtor, or any right to reimbursement for funds paid or advanced by the Seller, CBTS or any Originator on behalf of an Account Debtor, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with (a) the sale of goods or the rendering of services or (b) the provision or use of equipment, facilities or software, and includes, without limitation, (i) the obligation to pay any finance charges, fees and other charges with respect thereto and (ii) amounts billed to the Account Debtor for such service or any other of the foregoing to be provided during the immediate subsequent billing period.  Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

“Regulatory Change” means, relative to any Person:

(a)          any change in (or the adoption, implementation, administration, change in phase-in or interpretation or commencement of effectiveness of) any:
Exhibit A-7

(i)          Applicable Law applicable to such Person;

(ii)          regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Person of (A) any Governmental Authority charged with the interpretation or administration of any Applicable Law referred to in clause (a)(i) or (B) any fiscal, monetary or other authority having jurisdiction over such Person;

(iii)          GAAP, IFRS or regulatory accounting principles applicable to such Person and affecting the application to such Person of any Applicable Law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

(iv)          notwithstanding the forgoing, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (B) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign governmental or regulatory authorities, shall in each case be deemed to be a “Regulatory Change” occurring and implemented after the date hereof, regardless of the date enacted, adopted, issued or implemented; or

(b)          any change in the application to such Person of any existing Applicable Law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii), (a)(iii) or (a)(iv) above.

“Related Security” means, with respect to any Receivable:

(i)          all of the Seller’s, the applicable Originator’s and CBTS’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;

(ii)          all instruments and chattel paper that may evidence such Receivable;

(iii)          all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Receivable Documentation related to such Receivable or otherwise, together with all financing statements describing any collateral securing such Receivable;

(iv)          solely to the extent applicable to such Receivable, all of the Seller’s, the applicable Originator’s and CBTS’s rights, interests and claims under the Receivable Documentation relating to such Receivable, and all guaranties, indemnities, insurance and other agreements (including the related Receivable Documentation) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Receivable Documentation related to such Receivable or otherwise;

(v)          all of the Seller’s rights, interests and claims under the Transaction Documents;

(vi)          all monies due or to become due with respect to any of the foregoing;

(vii)          all books and records to the extent related to any of the foregoing; and

(viii)          all Collections and other proceeds and products (as such terms are defined in the UCC) of any of the foregoing that are or were received by the Seller, the applicable Originator or CBTS on or after the applicable Purchase Date, including, without limitation, all funds which either are received by the Seller, such Originator, the Buyer or the Servicer from or on behalf of the Account Debtors in payment of any amounts owed
Exhibit A-8

(including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Account Debtors (including, without limitation, any insurance payments that the Seller, such Originator, the Buyer or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Account Debtors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables).

“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, or enters into a settlement with a Governmental Authority in connection with any economic sanctions or other Anti-Terrorism Law or Anti-Corruption Law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; (b) any Covered Entity engages in a transaction that has caused or may cause the Buyer to be in violation of any Anti-Terrorism Laws, including a Covered Entity’s use of any proceeds of the Purchased Receivables or Related Security to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Person or Sanctioned Jurisdiction; (c) any Purchased Receivable or Related Security becomes Embargoed Property; or (d) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the representations or covenant (including any negative covenant) of this Agreement.

“Reporting Date” means (i) each Weekly Reporting Date and (ii) each Additional Reporting Date.

“Sale Agreement” means the Purchase and Sale Agreement, dated as of January 31, 2023, among the Seller, the Originators and CBTS, as servicer, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Sale Transaction Taxes” has the meaning set forth in Section 5(d) hereof.

“Sanctioned Jurisdiction” means any country, territory, or region that is the subject of comprehensive sanctions administered by OFAC.

“Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State, including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose laws apply to this Agreement.

“Securitization Administrator” means PNC Bank, N.A., as the administrator under the Securitization Documents.

“Securitization Documents” means the Financing Agreement, the Sale Agreement and the other Transaction Documents (as defined in the Financing Agreement).

“Seller” has the meaning set forth in the preamble hereto.

“Seller’s Account” means the account specified as such in Exhibit G hereto, or such other bank account identified in writing by the Seller to the Buyer from time to time.

“Servicer” has the meaning set forth in Section 4(a) hereof.
Exhibit A-9

“Servicer Termination Event” means an event specified in Exhibit F hereto.

“Settlement Date” means (i) each Weekly Settlement Date and (ii) each Additional Settlement Date.

“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Adjustment” shall mean, ten basis points (0.10%).

“SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%).

“SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Solvent” means, with respect to any Person at any time, a condition under which:

(i)          the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

(ii)          the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

(iii)          such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

(iv)          such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

For purposes of this definition:

(A)          the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

(B)          the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

(C)          the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

(D)          the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.

“Taxes” means, with respect to any Person, any and all present or future taxes, charges, fees, levies, imposts, deductions or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use,
Exhibit A-10

license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether foreign or domestic) under the laws of which such Person is organized.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrator in its reasonable discretion).

“Term SOFR Rate” shall mean, for any Discount Period, the interest rate per annum determined by the Buyer by dividing (the resulting quotient rounded upwards, at the Buyer’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor equal to such Discount Period on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Discount Period, as such rate is published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage.  If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date.  (i) If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor and (ii) if the Discount Period does not correspond to any available rate term, then the Term SOFR Rate shall be the Term SOFR Rate with a term equal to the shortest period for which the Term SOFR Rate is available that exceeds the applicable Discount Period at such time.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Threshold Amount” has the meaning set forth in the New Credit Agreement as in effect on November 12, 2021, without giving effect to any other subsequent amendments, restatements, supplementations, or modifications.

“Transaction Documents” means this Agreement, the Performance Guaranty, the Fee Letter, each Lock-Box Agreement, each Purchase Request, each Collection Report and all other documents and agreements to be executed and delivered by the Seller, the Servicer or the Performance Guarantor in connection with any of the foregoing, in each case, as amended, supplemented or otherwise modified from time to time.

“UCC” means the Uniform Commercial Code in effect in the State of New York from time to time; provided, if by reason of mandatory provisions of Applicable Law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the Buyer is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“USD” means United States Dollars, the lawful currency of the United States of America.

“Weekly Reporting Date” means each Business Day next preceding a Weekly Settlement Date.

“Weekly Settlement Date” means the Friday of each calendar week (or if such day is not a Business Day, the next preceding Business Day).

B.  Other Interpretive Matters.

All accounting terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein.  For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or IFRS, as in effect from time to time; (b) terms defined in Article 9 of the UCC and not otherwise defined in such agreement are used as defined in such Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,”
Exhibit A-11

“herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (h) references to any agreement refer to that agreement as from time to time amended, restated, extended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s permitted successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (k) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including,” and the terms “to” and “until” each means “to but excluding”; (l) terms in one gender include the parallel terms in the neuter and opposite gender; and (m) the term “or” is not exclusive.

Section 1(g) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances. The Buyer does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate, or with respect to any alternative or successor rate thereto, or replacement rate therefor.
Exhibit A-12

Exhibit B

Conditions Precedent for Effectiveness

Each of the following, in form and substance satisfactory to the Buyer:

(a)          A fully executed counterpart of this Agreement.

(b)          A fully executed counterpart of the Intercreditor Agreement.

(c)          A counterpart of a Performance Guaranty fully executed by the Performance Guarantor.

(d)          A certificate (long form, if available) issued by the Secretary of State of the State of Delaware as to the legal existence and good standing of Seller.

(e)          A certificate (long form, if available) issued by the Secretary of State of the State of Ohio as to the legal existence and good standing of CBTS.

(f)          A certificate of the Secretary or Assistant Secretary of the Seller and Servicer certifying attached copies of the charter or certificate of formation, as applicable, and by-laws or operating agreement, as applicable, of such Person and all documents evidencing necessary corporate or organizational action to be taken by and governmental approvals, if any, to be obtained by such Person with respect to this Agreement and the names and true signatures of the incumbent officers of such Person authorized to sign this Agreement and any other documents to be delivered by it hereunder (including each Purchase Request) or thereunder or in connection herewith or therewith.

(g)          A certificate of the secretary of CBTS certifying attached copies of the certificate of formation of CBTS and all documents evidencing necessary organizational action to be taken by and governmental approvals, if any, to be obtained by such Person with respect to this Agreement and the Performance Guaranty and the names and true signatures of the incumbent officers of such Person authorized to sign this Agreement and the Performance Guaranty, as applicable, and any other documents to be delivered by it hereunder or thereunder or in connection herewith or therewith.

(h)          UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name the Seller as debtor and that are filed in those state and county jurisdictions in which the Seller is organized or maintains its principal place of business or chief executive office and such other searches that the Buyer deems necessary or appropriate.

(i)          Acknowledgment copies of proper termination statements (Form UCC-3) and any other relevant filings necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by the Seller in the Proposed Receivables and Related Security.

(j)          Acknowledgment or time-stamped receipt copies of proper financing statements (showing the Seller as “debtor/seller” and the Buyer as “secured party/buyer”) duly filed on or prior to the date hereof.

(k)          Payment of all fees set forth in the Fee Letter that are due and payable as of the date hereof.

(l)          Favorable opinions of legal counsel to the Seller, Servicer and the Performance Guarantor in form and substance satisfactory to the Buyer, including, without limitation, as to general corporate matters, enforceability and security interest perfection.

Exhibit B-1

Exhibit C

Representations and Warranties

(a)          Each of the Seller, Servicer and Performance Guarantor is duly incorporated or formed, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

(b)          The execution, delivery and performance by the Seller, Servicer and Performance Guarantor of this Agreement and each other Transaction Document to which it is party and each other document to be delivered by it thereunder, (i) are within its organizational powers, (ii) have been duly authorized by all necessary organizational action, (iii) do not contravene, violate or breach (1) its charter or by-laws, (2) any Applicable Law, (3) any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Seller, Servicer or Performance Guarantor is a party or by which it or any of its respective property is bound, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and (iv) do not result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents.

(c)          Each Transaction Document to which the Seller, Servicer or Performance Guarantor is party has been duly executed and delivered by such Person.

(d)          No authorization or approval or other action by, and no notice to, license from or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Seller, Servicer and Performance Guarantor of each Transaction Document to which it is party or any other document to be delivered by it thereunder.

(e)          This Agreement and each other Transaction Document to which the Seller, Servicer or Performance Guarantor is a party constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(f)          There are no actions, suits or proceedings pending or, to the best of the Seller’s, the Servicer’s and Performance Guarantor’s knowledge, threatened against or affecting the Seller, Servicer or Performance Guarantor or any of their respective Affiliates or their respective properties, in or before any court, arbitrator or other body.

(g)          The Seller, Servicer and Performance Guarantor is Solvent and no Insolvency Proceeding has occurred with respect to the Seller, Servicer or Performance Guarantor.

(h)          No Material Adverse Change or event which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Change has occurred with respect to the Seller, Servicer or Performance Guarantor.

(i)          No Change in Control has occurred.

(j)          All assets of the Seller are free and clear of any Adverse Claim in favor of the Internal Revenue Service or any other Governmental Authority other than inchoate tax liens resulting from an assessment of the Seller.

(k)          All certificates, reports, statements, documents and other information furnished to the Buyer by or on behalf of the Seller, Servicer or Performance Guarantor pursuant to this Agreement or any other
Exhibit C-1

Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete, true and correct in all material respects on the date the same are furnished to the Buyer, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(l)          None of the Seller, Servicer or Performance Guarantor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(m)          The Seller has continuously treated and shall continue to treat each sale of Purchased Receivables and Related Security hereunder as a sale for all purposes, including federal and state income tax, reporting and accounting purposes.

(n)          No event has occurred and is continuing and no condition exists, or would result from any sale or assignment of any Purchased Receivable or Related Security, that constitutes or may reasonably be expected to constitute, individually or in the aggregate, a Servicer Termination Event.

(o)          The Purchase Price payable for each Purchased Receivable and Related Security by the Buyer will represent fair consideration and reasonably equivalent value therefore.

(p)          No: (a) Covered Entity, nor any employees, officers, directors, affiliates, consultants, brokers, or agents acting on a Covered Entity’s behalf in connection with this Agreement: (i) is a Sanctioned Person; or (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of sanctions or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; and (b) Purchased Receivable or Related Security is Embargoed Property.

(q)          Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to ensure compliance with such laws.

(r)          The Beneficial Ownership Certification executed and delivered to the Buyer for the Seller on or prior to the date hereof, as updated from time to time in accordance with this Agreement, is accurate, complete and correct in all material respects as of the date hereof or as of the date any such update is delivered, as the case may be.

Exhibit C-2

Exhibit D

Covenants

Until the Final Collection Date:

(a)          Compliance with Laws; Corporate Existence.  The Seller and Servicer will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject.  The Seller will keep its jurisdiction of incorporation or its jurisdiction of formation, as applicable, unchanged from the applicable jurisdiction as in effect on the date hereof.

(b)          Fundamental Changes.  The Seller shall not, without the prior written consent of the Buyer, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be owned by any Person other than CB or a subsidiary thereof.  The Seller shall provide the Buyer with at least thirty (30) days’ prior written notice before making any change in the Seller’s name or location or making any other change in the Seller’s identity or structure that would impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Buyer pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof.  The Seller will also maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Purchased Receivables and related Receivables Documentation in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Purchased Receivables and Related Security (including records adequate to permit the daily identification of each Purchased Receivable and all Collections of and adjustments to each existing Purchased Receivable).

(c)          Sales, Liens, etc.  Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Purchased Receivable or Related Security, or assign any right to receive income in respect thereof.

(d)          Extension or Amendment of Receivables.  Other than as permitted by Section 5(a) and in accordance with the Credit and Collection Policy and only to the extent the Seller deposits the Deemed Collection to the Buyer’s Account in accordance with the terms thereof, neither the Seller nor the Servicer will extend, amend or otherwise modify the terms of any Purchased Receivable, or amend, modify or waive any term or condition of any Receivables Documentation related thereto, without the prior written consent of the Buyer.  Other than as permitted by Section 5(a) and only to the extent the Seller deposits the Deemed Collection to the Buyer’s Account in accordance with the terms thereof, neither the Seller nor the Servicer will take, or cause to be taken, any action that reduces the amount payable of any Purchased Receivable or materially impairs the full and timely collection thereof.

(e)          Audits and Visits.  The Seller and Servicer will furnish to the Buyer from time to time such information with respect to the Purchased Receivables and Related Security as the Buyer may reasonably request, except to the extent prohibited by Applicable Law or licenses.  The Seller and the Servicer will, at any time and from time to time during regular business hours with reasonable prior written notice, (i) at their expense, permit the Buyer, or its agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Purchased Receivables and Related Security and (B) to visit the offices and properties of the Seller and the Servicer for the purpose of examining such books and records, and to discuss matters relating to the Purchased Receivables, Related Security or the Seller’s or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller or the Servicer (provided that representatives of the Seller and/or the Servicer, as applicable, are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, upon reasonable prior written notice from the Buyer, permit certified public accountants or other auditors acceptable to the Buyer to conduct a review of its books and records with respect to the Purchased Receivables and Related Security; provided, however, that neither the Seller nor the Servicer shall
Exhibit D-1

be obligated to permit such examinations, visits or reviews under clauses (i) and (ii) above, more than three times per year (commencing upon and including the date hereof) during such time that no Servicer Termination Event has occurred and is continuing and neither the Seller nor the Servicer shall be obligated to pay or reimburse any Person for the expenses of more than one such examination or visit pursuant to clause (i) above per year (commencing upon and including the date hereof) during such time that no Servicer Termination Event has occurred and is continuing..

(f)          Reporting Requirements.  The Seller and Servicer will provide to the Buyer the following:

(i)          immediately (and in no event later than two (2) Business Days following knowledge or notice thereof), written notice in reasonable detail, of any Adverse Claim or Dispute asserted or claim made against a Purchased Receivable or Related Security;

(ii)          immediately (and in no event later than two (2) Business Days following knowledge or notice thereof), written notice in reasonable detail, of the occurrence of the Servicer Termination Event;

(iii)          as soon as possible and in any event within two (2) Business Days after knowledge or notice of the occurrence thereof, written notice of any matter that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and

(iv)          all notices and other documents delivered to the Securitization Administrator and the Lenders (as defined in the Financing Agreement) pursuant to the Securitization Documents simultaneously with delivery to the Securitization Administrator and the Lenders (as defined in the Financing Agreement).

(g)          Further Action Evidencing Purchases.  The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer may reasonably request in order to perfect, protect or more fully evidence the Purchased Receivables and Related Security, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document.  Without limiting the generality of the foregoing, upon the request of the Buyer, the Seller will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary.

(h)          Performance and Compliance with Purchased Receivables and Receivables Documentation.  The Seller and the Servicer will at their expense timely and fully perform and comply with all provisions, covenants and other promises required to be observed by them under all Receivables Documentation or other documents or agreements related to the Purchased Receivables if the failure to perform or comply would reasonably be expected to cause a Material Adverse Change.

(i)          Not Adversely Affect Buyer’s Rights. The Seller and Servicer will refrain from any act or omission which might, individually or in the aggregate, in any material way prejudice, diminish or limit the Buyer’s rights under or with respect to any of the Purchased Receivables, Related Security or this Agreement.

(j)          Credit and Collection Policy. The Seller and Servicer will comply in all material respects with its Credit and Collection Policy with regard to each Purchased Receivable and Related Security.

(k)          No Change in Business or Credit and Collection Policy.  Neither the Seller nor the Servicer shall make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectability of any Purchased Receivable or Related Security or otherwise have a Material Adverse Change with respect to the Seller or the Servicer.

(l)          Amendments to Sale Agreement or Financing Agreement.  Neither the Seller nor the Servicer shall consent to amendment or modification of, or waiver under, the Sale Agreement or the Financing Agreement without the prior written consent of the Buyer.
Exhibit D-2

(m)          Restricted Payments.  The Seller shall not (i) purchase or redeem any shares of its capital stock or membership interests, (ii) declare or pay any dividend or distribution or set aside any funds for any such purpose, (iii) prepay, purchase or redeem any Debt, (iv) lend or advance any funds or (v) repay any loans or advances to, for or from any of its Affiliates if any amounts then due and payable by the Seller to the Buyer pursuant to this Agreement have not been paid to the Buyer.

(n)          Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. The Seller covenants and agrees that:

(A)          it shall immediately notify the Buyer in writing upon the occurrence of a Reportable Compliance Event;

(B)          if, at any time, any Purchased Receivable or Related Security becomes Embargoed Property, then, in addition to all other rights and remedies available to the Buyer, upon request by the Buyer, the Seller shall provide substitute Purchased Receivables or Related Security acceptable to the Buyer that is not Embargoed Property;

(C)          it shall, and shall require each other Covered Entity to, conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such Laws;

(D)          it and its Subsidiaries will not:  (A) become a Sanctioned Person or allow any employees, officers, directors, affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (B) directly, or indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of sanctions, including any use of the proceeds of the Purchased Receivables or Related Security to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction in violation of sanctions; (C) pay or repay any of its obligations hereunder with Embargoed Property or funds derived from any unlawful activity; (D) permit any Purchased Receivable or Related Security to become Embargoed Property; or (E) cause the Buyer to violate any Anti-Terrorism Law; and

(E)          it will not, and will not permit any its Subsidiaries to, directly or indirectly, use any proceeds of the Purchased Receivables or Related Security for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.

(o)          Beneficial Ownership Certification.  The Seller shall provide to the Buyer: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Buyer; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to the Buyer, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by the Buyer from time to time for purposes of compliance by the Buyer with Applicable Laws (including the PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Buyer to comply therewith.

Exhibit D-3

Exhibit E

Eligibility Criteria

(a)          The Account Debtor of which (i) has a billing address in the United States, (ii) is not subject to any Insolvency Proceeding, (iii) is not an Affiliate (other than an officer, director or other natural Person) of CB or any Affiliate (other than an officer, director or other natural Person) of CB, (iv) is not a Sanctioned Person or not a resident of a Sanctioned Country and (v) is not a federal governmental entity.

(b)          The information contained in the exhibit to the applicable Purchase Request is true, accurate and correct in all material respects and contains a true, accurate and correct list of the invoice number, Due Date and unpaid amount due in respect of such Receivable.

(c)          The related Account Debtor has been instructed to make payments on such Receivable only to the applicable Lock-Box Account.

(d)          Such Receivable is denominated and payable only in USD in the United States, and (except in the case of a Receivable generated in connection with any Payment-on-Delivery Transaction) the Account Debtor with respect to which has been instructed in writing by the Servicer, the Seller, the applicable Originator or the applicable Sub-Servicer, if any, to remit Collections in respect thereof to a Lock-Box Account in the United States of America.

(e)          Such Receivable does not have a stated maturity which is more than one hundred-twenty (120) days after the original invoice date of such Receivable; provided that, at any time, the Seller may request the written consent of the Buyer that all Receivables payable by or on behalf of any Account Debtor may have a stated maturity which is more than one hundred-twenty (120) days after the original invoice of such Receivables.

(f)          Such Receivable arises under duly authorized Receivables Documentation for the sale and delivery of goods and services in the ordinary course of an Originator’s business.

(g)          Such Receivable arises under duly authorized Receivables Documentation that is in full force and effect and that is a legal, valid and binding obligation of the related Account Debtor, enforceable against such Account Debtor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(h)          The applicable Originator has delivered to the related Account Debtor all property or fully performed all services required to be so delivered or performed by the terms of the Receivable Documentation and the payments due with respect to such Receivable are not contingent upon such Originator’s or any other Person’s fulfillment of any further act or obligation.

(i)          Such Receivable conforms in all material respects with all Applicable Laws.

(j)          Such Receivable is not the subject of any Dispute, Adverse Claim or other claim.

(k)          Such Receivable has not been modified, waived or restructured since its creation.

(l)          The Seller owns good and marketable title in such Receivable and Related Security, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Account Debtor).

(m)          The Buyer shall have a valid and enforceable ownership interest in such Receivable and Related Security, free and clear of any Adverse Claim.
Exhibit E-1

(n)          Such Receivable is an “account” or “payment intangible” within the meaning of Article 9 of the UCC of all applicable jurisdictions and is not evidenced by instruments or chattel paper.

(o)          None of the Originator thereof, the Seller and the Servicer has established any offset arrangements with the Account Debtor of such Receivable.

(p)          Defaulted Receivables of the Account Debtor of such Receivables do not exceed 50% of the Outstanding Purchase Amount of all such Account Debtor’s Receivables.

(q)          Payment of such Receivable by the applicable Account Debtor is not past due.

(r)          Such Receivable (i) [reserved] and (ii) the invoice with respect thereto has been sent to the Account Debtor thereof.

(s)          Such Receivable is not a CBTS Lease Receivable for which an invoice or bill with respect thereto has not been sent to the Account Debtor thereof by the Servicer or the related Originator.

Exhibit E-2

Exhibit F

Servicer Termination Events

Each of the following shall constitute a “Servicer Termination Event” for purposes of this Agreement:

(a)          More than ten percent (10%) of the Purchased Receivables are either Delinquent Receivables or Defaulted Receivables.

(b)          (i)  The Seller or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of any such Person’s knowledge or notice thereof or (ii) the Seller, the Servicer or the Performance Guarantor shall fail to make when due any payment or deposit to be made by it under this Agreement, the Performance Guaranty or any other Transaction Document and such failure shall remain unremedied for two (2) Business Days after the earlier of any such Person’s knowledge or notice thereof.

(c)          Any of the representations and warranties made or deemed made by the Seller or Servicer (or any of their respective officers) in this Agreement (including with respect to the Proposed Receivables and Related Security), or by the Performance Guarantor in the Performance Guaranty, shall fail to have been true or correct in any material respect when made or deemed made or delivered and except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of any such Person’s knowledge or notice thereof.

(d)          The Performance Guarantor shall fail to perform any of its obligations under the Performance Guaranty and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of Performance Guarantor’s knowledge or notice thereof.

(e)          The Securitization Administrator or the Seller shall fail to be in compliance in all material respects with any of its obligations under the Intercreditor Agreement.

(f)          The Seller or the Servicer shall fail to maintain a Lock-Box Agreement with respect to any Lock-Box Account.

(g)          An amount due for payment by the Seller or Servicer to the Buyer pursuant to this Agreement or any other Transaction Document (including interest on any overdue amount as provided for in Section 8 hereof) or by the Performance Guarantor pursuant to the Performance Guaranty shall remain outstanding for more than two (2) Business Days from the original due date therefor.

(h)          (i)  The Seller, the Servicer, the Performance Guarantor or any of their respective subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least the Threshold Amount in the aggregate (or, solely with respect to the Seller, $15,775) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt, (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt and, in the case of this clause (ii), if the agreement, mortgage, indenture or instrument relating to such Debt does not provide for a grace period upon the occurrence of such failure, event or condition, then (A) such failure, event or condition shall be continuing and such Debt shall have been accelerated or (B) such failure, event or condition shall be continuing for a period of fifteen (15) Business Days without such failure, event or condition having been cured, waived or otherwise remedied under the agreement, mortgage, indenture or instrument relating to such Debt or (iii) without limiting the foregoing, any “Event of Default”, “Purchase and Sale Termination Event” or similar event shall
Exhibit F-1

occur under the Securitization Documents (whether or not waived under and in accordance with the Securitization Documents).

(i)          Either the Internal Revenue Service or the Pension Benefit Guaranty Corporation shall have filed one or more notices of lien asserting a claim or claims in an amount in excess of $500,000 pursuant to the Internal Revenue Code, or ERISA, as applicable, against the assets of the Seller, the Servicer, the Performance Guarantor or any ERISA Affiliate.

(j)          There shall have occurred any event that materially adversely impairs, in the reasonable discretion of the Buyer, the collectability of the Purchased Receivables and Related Security generally or any material portion thereof.

(k)          This Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Buyer with respect to the Purchased Receivables and Related Security, free and clear of any Adverse Claim.

(l)          A Material Adverse Change shall have occurred.

(m)          A Change in Control shall have occurred.

(n)          The Servicer shall fail to deliver a Collection Report in accordance with Section 4(g) and such failure shall remain unremedied for one (1) Business Day after the related Reporting Date.

(o)          Any Transaction Document shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any party thereto other than Buyer or any such party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of such Transaction Document.

Exhibit F-2